As filed with the Securities and Exchange Commission on June 30, 2008
                          Registration No. 333-121981

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-3
             Registration Statement Under The Securities Act of 1933

                                  INNOVEX, INC.
             (Exact name of registrant as specified in its charter)


                                    Minnesota
         (State or other jurisdiction of incorporation or organization)


                                   41-1223933
                      (I.R.S. Employer Identification No.)


                                3033 Campus Drive
                      Suite E180, Plymouth, Minnesota 55441
                                 (763) 383-4000
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                               Terry M. Dauenhauer
                      President and Chief Executive Officer
                                  Innovex, Inc.
                                3033 Campus Drive
                      Suite E180 Plymouth, Minnesota 55441
                                 (763) 383-4000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

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                                   COPIES TO:

                                Charles P. Moorse
                                Jonathan B. Levy
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                               80 South 8th Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 371-3211

         Approximate date of commencement of proposed sale to public: Not applicable. This post-effective amendment deregisters those securities that remain unsold as of the effective date of this post-effective amendment.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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
                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No.1 to the registration statement on Form S-3 File No. 333-121981 (the "Registration Statement"), which was originally filed on January 12, 2005 and declared effective on January 31, 2005, is being filed to terminate the Registration Statement and deregister unsold shares of common stock of the registrant Innovex, Inc.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on the 30th day of June, 2008.



                                INNOVEX, INC.

                                /s/Terry M. Dauenhauer
                                ---------------------------------------------
                                Terry M. Dauenhauer
                                President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                            Date
---------                                     -----                                            ----



/s/Terry M. Dauenhauer                        President and Chief Executive Officer            June 30, 2008
--------------------------                    and Director
Terry M. Dauenhauer                           (principal executive officer)



/s/Randy L. Acres                             Chief Financial Officer                          June 30, 2008
-----------------                             (principal financial and principal accounting
Randy L. Acres                                officer)



/s/William P. Murnane                         Chairman and Director                            June 30, 2008
---------------------
William P. Murnane



/s/ Phillip D. Ankeny                         Director                                         June 30, 2008
---------------------
Phillip D. Ankeny


/s/D. Allen Andersen                          Director                                         June 30, 2008
--------------------
D. Allen Andersen


/s/John M. Clark                              Director                                         June 30, 2008
----------------
John M. Clark


/s/ Kenneth L. White                          Director                                         June 30, 2008
--------------------
Kenneth L. White

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